UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

Repare Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Québec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7171 Frederick-Banting, Building 2, Suite 270 St-Laurent, Québec, Canada	H4S 1Z9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 412-7018

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Arrangement Agreement

On November 14, 2025, Repare Therapeutics Inc. (the “Company”) entered into an Arrangement Agreement (the “Agreement”) with XenoTherapeutics, Inc., a Massachusetts non-profit corporation (“Xeno”), Xeno Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Xeno (“Purchaser”), and solely for purposes of Section 9.15 thereof, XOMA Royalty Corporation, a Nevada corporation (“XRC”), pursuant to which Purchaser will acquire all of the issued and outstanding common shares (the “Common Shares,” and the holders of such Common Shares, the “Shareholders”) of the Company (the “Transaction”). Under the terms of the Agreement, the Shareholders will receive a cash payment per Common Share (the “Cash Amount”) that will be determined based upon the Company’s cash balance immediately prior to the closing of the Transaction (“Closing”) after deducting certain transaction costs, the aggregate amount of outstanding liabilities, and a transaction fee to Xeno. In addition, each Shareholder will also receive one non-transferable contingent value right (each, a “CVR”) for each Common Share that will entitle the holder to receive a pro rata portion of potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the CVR Agreement (as defined and further described below). The cash payable at Closing is currently estimated to be approximately $1.82 per Common Share, exclusive of payments received pursuant to the CVR.

The Company’s transaction committee comprised entirely of independent directors of the board of directors of the Company (the “Board,” and such transaction committee, the “Transaction Committee”) following receipt and review of the opinion of the Transaction Committee’s financial advisors, determined that the Arrangement (defined below) is fair to the Shareholders, and that the Arrangement is in the best interests of the Company.

The Board, after consultation with the Company’s management and legal advisors and, following the receipt and review of the unanimous recommendation from the Transaction Committee and the opinion of the Transaction Committee’s financial advisors, has unanimously approved the Transaction and determined that the Transaction is in the best interests of the Company and is fair to the Shareholders. The Board has unanimously resolved to recommend that the Shareholders vote in favor of the Transaction, subject to the terms and conditions contained in the Agreement.

The Transaction will be implemented by way of a court-approved plan of arrangement under the Business Corporations Act (Québec) (the “QBCA,” and such transaction, the “Arrangement”) and will require approval of at least: (i) 66 2⁄3% of the votes cast by the Shareholders, and (ii) a majority of the votes cast by the Shareholders excluding votes held by certain “interested parties” required to be excluded by Multilateral Instrument 61-101, at a special meeting to be held to consider the Transaction. In addition to approval by the Shareholders, the Transaction is also subject to customary closing conditions, including: (i) obtaining the necessary interim and final orders of the Superior Court of Québec; (ii) Shareholders of not more than five percent (5%) of the outstanding Common Shares of the Company having exercised rights of dissent under the QBCA in respect of the Arrangement; (iii) the accuracy of the representations and warranties made by the parties in the Agreement, subject to specified qualifications; and (iv) compliance by each of the Company and Purchaser with certain covenants under the Agreement subject to specified qualifications.

The Agreement contains representations and warranties from both the Company, on the one hand, and Xeno and Purchaser, on the other hand, customary for a transaction of this nature. The Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between the date of the Agreement and Closing. Pursuant to the Agreement, XRC has unconditionally and irrevocably guaranteed the full and timely performance and satisfaction of certain of Xeno and Purchaser’s obligations under the Agreement.

Subject to certain limited exceptions, during the period from the date of the Agreement through the Effective Time (as defined in the Agreement), the Company has agreed not to, directly or indirectly, solicit, initiate, propose, encourage or facilitate any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to an Acquisition Proposal (as defined in the Agreement), or take certain other restricted actions in connection therewith. Notwithstanding this limitation, the Company may, under certain specified circumstances, furnish information to, and participate in discussions or negotiations with, third parties with respect to an Acquisition Proposal if the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal either (i) constitutes a Superior Proposal (as defined in the Agreement) or (ii) is reasonably likely to lead to or result in a Superior Proposal.

The Agreement contains customary termination rights for Purchaser, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Transaction on or before the Outside Date (as defined in the Agreement). If the Agreement is terminated under certain circumstances specified in the Agreement, including in connection with the Company’s entry into an agreement with respect to a Superior Proposal (as described above), the Company will be required to pay Purchaser a termination fee of $2,000,000.

Each holder of Company restricted share units and in-the-money stock options shall receive the cash amount that such holder is entitled to receive, as well as one CVR, pursuant to the terms of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Agreement has been included with this filing only to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Xeno, Purchaser, XRC or their respective subsidiaries and affiliates. The Agreement contains representations and warranties by the Company, on the one hand, and Xeno and Purchaser, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Agreement. Moreover, certain representations and warranties in the Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Xeno and Purchaser, on the other hand, rather than establishing matters as facts. Shareholders are not third-party beneficiaries under the Agreement, and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Contingent Value Rights Agreement

At or prior to the time at which the Arrangement becomes effective, Xeno and Purchaser will authorize and duly adopt, execute and deliver, and will ensure that a rights agent mutually agreeable to Xeno and the Company executes and delivers, a Contingent Value Rights Agreement (the “CVR Agreement”). Each CVR will represent a contractual right to receive contingent cash payments equal to:

i.	100% of certain additional receivables that may be received by the Company within ninety (90) days following Closing (net of certain permitted deductions incurred in connection therewith);

ii.

a percentage of the net proceeds received from the Company’s existing partnerships with Bristol-Myers Squibb, Debiopharm and DCx Biotherapeutics, as follows: (i) 90% received from the Closing date until the 2nd anniversary thereof, (ii) 85% received from the 2nd anniversary of the Closing date until the 4th anniversary of the Closing date, (iii) 80% received from the 4th anniversary of the Closing date until the 6th anniversary of the Closing date, and (iv) 75% received from the 6th anniversary of the Closing date until the 10th anniversary of the Closing date;

iii.

100% of the net proceeds received by the 10th anniversary of the Closing date for any license or disposition of the Company’s product candidates and/or intellectual property related to its RP-1664 program, RP-3500 (Camonsertib) program, or any other license or disposition of the Company’s product candidates or research programs if such license or disposition is entered into prior to the Closing date; and

iv.

100% of the net proceeds received by the 10th anniversary of the Closing date for any license or disposition of the Company’s Polq program, RP-3467, to any person with whom negotiations were initiated prior to the Closing date; and

v.

50% of the net proceeds received by the 10th anniversary of the Closing date for any license or disposition of the Company’s product candidates and/or intellectual property that occurs within 10 years following the Closing date if such license or disposition is entered into following the Closing Date.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the United States Securities and Exchange Commission (the “SEC”). The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Xeno, any constituent corporation party to the Transaction or any of their respective affiliates. No interest will accrue on any amounts payable on the CVRs to any holders.

The form of the CVR Agreement is included as Schedule F to Exhibit 2.1 attached hereto and is incorporated herein by reference. The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof.

Voting and Support Agreements

In connection with the execution of the Agreement, Purchaser entered into voting and support agreements (the “Voting Agreements”) with the Company’s officers and directors. The Voting Agreements provide that, among other things, those parties irrevocably agree (i) to vote all voting securities of the Company beneficially owned by them in favor of the approval and adoption of the Arrangement and the transactions contemplated therein and (ii) to support actions necessary to consummate the Arrangement, on the terms and subject to the conditions of such Voting Agreements. The Voting Agreements shall automatically terminate upon the earlier of (i) the Effective Time or (ii) the termination of the Agreement in accordance with their terms. The Common Shares subject to the Support Agreements comprise approximately 0.25% of the outstanding Common Shares.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, a form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and securities laws in Canada. All statements in this Current Report on Form 8-K other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding: the Transaction, including financial estimates and statements as to the expected timing, completion and effects of the Transaction and potential payments under the CVR Agreement; the satisfaction of the conditions to the completion of the Transaction, including the timing and receipt of shareholder approval and court approval of the Transaction; and the Company’s plans or ability to enter into, or complete, any potential transactions to license or dispose of its product candidates and/or intellectual property related to its (i) RP-3467 and Polq program, (ii) RP-1664 program, (iii) RP-3500 (Camonsertib) program, and/or (iv) other product candidates and research programs. In this communication, these forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of the Company to control or predict, and which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied thereby, including the consummation of the Transaction and the anticipated benefits thereof. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report on Form 8-K. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are identified in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) and the Québec Autorité des Marchés Financiers (“AMF”) on March 3, 2025, and in other filings made with the SEC and AMF from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Additional Information and Where to Find It

The Company intends to file with the SEC and furnish to its Shareholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the Transaction. The proxy statement will contain important information about the Transaction and related matters, including information related to a special meeting of Shareholders to be held by the Company seeking required approvals from the Shareholders in connection with the Transaction. Investors and security holders of the Company are urged to carefully read the entire proxy statement (including any amendments or supplements thereto) and any other relevant documents that the Company will file with the SEC in connection with the Transaction, including any document incorporated by reference therein, when they become available because they will contain important information about the parties to the Transaction and Transaction and related matters.

Investors and security holders of the Company will be able to obtain a free copy of the proxy statement, if and when filed, as well as other relevant filings containing information about the Company and the Transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (857) 412-7018, by submitting a contact form on the Company’s website at www.reparerx.com/contact/, or by going to the Company’s Investor Relations page on its website at ir.reparerx.com/investor-relations and clicking on the link titled “SEC Filings.” The Company’s website address is provided as an inactive textual reference only. The information provided on, or accessible through, the Company’s website is not part of this Current Report on Form 8-K, and therefore is not incorporated herein by reference.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be “participants” in the solicitation of proxies from the Company’s shareholders with respect to the Transaction. Information regarding the identity of the Company’s directors and executive officers, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025 and the Company’s annual meeting proxy statement on Schedule 14A filed with the SEC on April 29, 2025. Information regarding subsequent changes to the holdings of the Company’s securities by the Company’s directors and executive officers can be found in filings on Forms 3, 4, and 5, which are available on the Company’s website at www.reparex.com or through the SEC’s website at www.sec.gov. Additional information regarding the identity of the participants in the proxy solicitation and a description of their direct and indirect interests in the Transaction, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the Transaction. Copies of these documents may be obtained, free of charge, from the SEC or the Company as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Arrangement Agreement, dated November 14, 2025, by and among XenoTherapeutics, Inc., Xeno Acquisition Corp., Repare Therapeutics Inc. and XOMA Royalty Corporation

10.1	Form of Voting and Support Agreement, dated as November 14, 2025, by and between certain Shareholders and Xeno Acquisition Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

By:	/s/ Steve Forte
Steve Forte President, Chief Executive Officer and Chief Financial Officer

Dated: November 17, 2025